Exhibit 99.1 NEWS RELEASE

Internap Reports Financial Results
for Second Quarter 2005

-- Revenues of $37.6 Million, Added 2,000th Customer During the Quarter--

ATLANTA - August 9, 2005 - Internap Network Services Corporation (AMEX: IIP), a leading provider of performance-based routing services for IP networks, today reported financial results for the second quarter ended June 30, 2005. For the second quarter of 2005, revenues totaled $37.6 million, an increase of 4.4% compared to the $36.0 million reported for the second quarter of 2004. Net loss for the second quarter 2005 was $1.0 million, an improvement of approximately 75% compared to the net loss of $4.3 million reported for the same period in 2004.

Quarterly Highlights:
•
The Company’s customer base grew to 2019 customers an increase of 35 net new customers in the quarter. Among the new customers are: American Stock Exchange, Feedster, Own It Mortgage, Towerstream, Wachovia and Wizet Corporation, Ltd.

•	Gross margin was 49% (defined as revenues of $37.6 million less $19.1 million of direct cost of revenues, excluding depreciation and amortization, divided by revenues)
•	Cash equivalents and investments in marketable securities at June 30, 2005 were $42.5 million
•
Launched BusinessNet, one of the industry’s first “managed services” for accelerating data intensive TCP-based applications across long distances over the Internet. Using GlobalRoute®Xcelerator technology, the service can be provisioned in minutes with no equipment or software requirements. To date, there are 11 GRX service delivery points throughout North America, Europe, Asia and Australia, which are enhanced by the Internap® PNAP architecture.

Second quarter results (in millions):

	For the Three Months Ended:
	June 30, 2005	March 31, 2005	June 30, 2004
			(restated)
Revenues	$37.6	$37.9	$36.0
Direct cost of revenue, excluding depreciation and amortization	19.1	19.9	18.9
Selling, general and administrative expenses	15.6	15.0	17.0
Depreciation and amortization	3.9	3.5	3.8
Loss from operations	(1.0)	(0.5)	(3.7)
Non-operating expenses, net	--	0.1	0.6
Net loss	$(1.0)	$(0.6)	$(4.3)

EBITDA	$2.9	$3.0	$0.1

Conference Call Information:
Internap’s second quarter teleconference will be held today beginning at 5:00 p.m. EST. The dial-in numbers are 866-800-8652; pass code 77824152 for domestic callers, and 617-614-2705, pass code 77824152 for international participants. The simultaneous web cast will be available from the Investor Services section of the web site at: www.internap.com.

A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately two weeks. To access the replay, dial 888-286-8010, pass code 24889978 and international dial in at 617-801-6888, passcode 24889978. The conference call will also be webcast over the Internet; visit the Investor Services section of the Internap website at www.internap.com to access the call from the website. This webcast will be recorded and available for replay on the Internap website approximately two hours after the conclusion of the conference call for approximately two weeks.

About Internap
Internap is a market leader of intelligent route-control solutions that bring reliability, performance and security to the Internet. The company's patented and patent-pending technologies address the inherent weaknesses of the Internet, enabling enterprises to take full advantage of the benefits of deploying business-critical applications such as e-commerce, Voice-over-IP (VoIP), video-conferencing, and streaming audio/video across the Internet. Through a portfolio of high-performance IP solutions, customers can bypass congestion points, overcome routing inefficiencies and optimize performance of their applications. Internap solutions are backed by an industry-leading performance guarantee that covers the Internet as opposed to just one network. These offerings include: network- and premise-based route optimization solutions, colocation, VPN, content distribution and managed security services.

Internap currently serves more than 2,000 customers, including Fortune 1000 and mid-tier enterprises in the financial services, government, travel/hospitality, manufacturing, media/entertainment, technology and retail industries. The company provides services throughout North America, Europe, Asia and Australia. For more information, please visit the company website at www.internap.com.

# # #

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,”“will,”“seeks,”“anticipates,”“believes,”“estimates,”“expects,”“projects,”“forecasts,”“plans,”“intends,”“should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to our ability to achieve profitability; our ability to secure adequate funding; the incurrence of additional restructuring charges; the success of our recent operational restructurings; our ability to compete against existing and future competitors; pricing pressures; our ability to deploy new access points in a cost-efficient manner; our ability to successfully complete future acquisitions; risks associated with international operations; the availability of services from Internet network service providers; failure of suppliers to deliver their products and services as agreed; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to operate in light of restrictions in our credit facility, including our ability to maintain ratios set forth in the credit facility; our ability to attract and retain qualified personnel; our ability to protect our intellectual property; the outcome of our securities litigation; claims relating to intellectual property rights; evolution of the high performance Internet connectivity and services industry; our ability to respond to technological change; our ability to protect ourselves and our customers from security breaches; effects of terrorist activity; government regulation of the Internet; risks associated with material weaknesses in our internal controls identified as part of our evaluation under section 404 of the Sarbanes-Oxley Act of 2002 and related increases in expense, including our ability to remediate those weaknesses; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; and volatility of our stock price.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Internap and P-NAP are registered trademarks and Flow Control Platform is a trademark of Internap. All other trademarks and brands are the property of their respective owners.

Contacts:

Media Contact	Investor Contact
L.A. Campbell	Andrew Albrecht
404- 302-9721	404.302.9841
lcampbell@internap.com	aalbrecht@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
		(restated)		(restated)

Revenue	$37,571	$35,999	$75,426	$72,248

Costs and expense:

Direct cost of revenue, exclusive of depreciation and amortization shown below	19,109	18,934	38,996	38,086
Customer support	2,608	2,517	5,269	5,116
Product development	1,105	1,547	2,550	3,173
Sales and marketing	6,587	5,878	12,913	11,384
General and administrative	5,269	7,036	9,759	12,135
Depreciation and amortization	3,862	3,799	7,358	8,545
(Gain) loss on disposal of property and equipment	(11)	2	(4)	(8)

Total operating costs and expense	38,529	39,713	76,841	78,431

Loss from operations	(958)	(3,714)	(1,415)	(6,183)

Non-operating expense (income) :
Interest income	(290)	(161)	(564)	(224)
Interest expense	373	584	747	1,183
Other expense (income), net	5	134	19	(226)

Total non-operating expense, net	88	557	202	733

Net loss	$(1,046)	$(4,271)	$(1,617)	$(6,916)

Basic and diluted net loss per share	$(0.00)	$(0.02)	$(0.00)	$(0.03)

Weighted average shares used in computing basic and diluted net loss per share	338,447	276,371	338,324	259,912

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$26,066	$33,823
Restricted cash	51	76
Short-term investments in marketable securities	12,536	12,162
Accounts receivable, net of allowance of $1,203 and $1,124, respectively	16,964	16,943
Inventory	317	345
Prepaid expenses and other assets	2,760	3,202

Total current assets	58,694	66,551

Property and equipment, net of accumulated depreciation of $144,811 and $138,000, respectively	54,500	54,378
Investments	5,846	6,693
Intangible assets, net of accumulated amortization of $17,811 and $17,522, respectively	2,618	2,898
Goodwill	36,314	36,314
Deposits and other assets	1,428	1,315

Total assets	$159,400	$168,149

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$5,208	$6,483
Accounts payable	7,056	11,129
Accrued liabilities	6,570	7,269
Deferred revenue, current portion	1,862	1,826
Capital lease obligations, current portion	535	512
Restructuring liability, current portion	1,540	2,397

Total current liabilities	22,771	29,616

Notes payable, less current portion	9,844	12,031
Deferred revenue, less current portion	458	421
Capital lease obligations, less current portion	533	806
Restructuring liability, less current portion	5,601	5,756
Deferred rent	7,077	5,781
Other liabilities	1,002	--

Total liabilities	47,286	54,411

Commitments and Contingencies
Stockholders' equity:
Common stock, $0.001 par value, 600,000 shares authorized; 339,096 and 338,148 shares issued and outstanding, respectively	339	338
Additional paid in capital	968,321	967,951
Accumulated deficit	(856,765)	(855,148)
Accumulated items of other comprehensive income	219	597

Total stockholders' equity	112,114	113,738

Total liabilities and stockholders' equity	$159,400	$168,149

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six months ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES		(restated)
Net loss	$(1,617)	$(6,916)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,358	8,545
Provision for doubtful accounts	648	1,475
Loss from equity method investment	9	278
Non-cash interest expense on capital lease obligations	--	677
Non-cash changes in deferred rent	1,296	473
Other, net	(49)	87
Changes in operating assets and liabilities:
Accounts receivable	(669)	(2,625)
Inventory, prepaid expenses, deposits and other assets	357	1,566
Accounts payable	(4,440)	1,877
Accrued liabilities	(698)	(1,254)
Deferred revenue	73	(1,644)
Accrued restructuring charge	(1,012)	(1,472)

Net cash provided by operating activities	1,256	1,067

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,815)	(2,216)
Purchases of investments in marketable securities	(8,475)	--
Proceeds from sales of investments in marketable securities	8,806	--
Change in restricted cash	25	--
Other	(243)	44

Net cash used in investing activities	(5,702)	(2,172)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(3,462)	(1,695)
Payments on capital lease obligations	(250)	(2,199)
Proceeds from exercise of stock options and warrants	371	4,364
Change in revolving credit facility	--	(8,392)
Proceeds from issuance of common stock	--	55,932
Other	30	--

Net cash (used in) provided by financing activities	(3,311)	48,010

Net (decrease) increase in cash and cash equivalents	(7,757)	46,905
Cash and cash equivalents at beginning of period	33,823	18,885

Cash and cash equivalents at end of period	$26,066	$65,790

INTERNAP NETWORK SERVICES CORPORATION
SELECTED UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(in thousands)

	For the Three Months Ended:
	June 30, 2005	March 31, 2005	June 30, 2004

Revenue	$37,571	$37,855	$35,999
Direct cost of revenue, excluding depreciation and amortization	19,109	19,887	18,934
Selling, general and administrative expense	15,558	14,929	16,980
Depreciation and amortization	3,862	3,496	3,799
Loss from operations	(958)	(457)	(3,714)
Non-operating expense, net	88	113	557
Net loss	$(1,046)	$(570)	$(4,271)

EBITDA reconciliation:
Net loss	$(1,046)	$(570)	$(4,271)
Depreciation and amortization	3,862	3,496	3,799
Income taxes	--	--	--
Interest expense, net	83	99	423
EBITDA	2,899	3,025	(49)
Interest expense, net	(83)	(99)	(423)
Provision for doubtful accounts	285	363	795
Non-cash changes in deferred rent	826	470	243
Other non-cash adjustments	(9)	(32)	254
Changes in operating assets and liabilities:
Accounts receivable	(647)	(22)	(1,941)
Inventory, prepaid expenses, deposits and other assets	363	(6)	888
Accounts payable, accrued liabilities, deferred revenue and accrued restructuring charges	(677)	(5,400)	141
Net cash (used in) provided by operating activities	$2,957	$(1,701)	$(92)

EBITDA is defined as net loss reduced for the provision for income taxes, net interest expense, and depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net loss, income (loss) from operations, or cash flows from operating activities as indicators of operating performance. The effect of taxes and interest on our net loss is not significant, but depreciation and amortization, primarily as a result of the capital-intensive nature of our operations and acquisitions, is significant. Management believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist investors and other users of our financial data who wish to evaluate our ability to generate future cash flows.